UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 7, 2013

PETRO RIVER OIL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-49760	86-4900576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020, Houston, TX 77056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 538-0625

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Effective May 6, 2013, the Company issued 200,000 shares of Common Stock to a former employee in connection with a settlement of a lawsuit. The securities were issued in a transaction pursuant to Regulation D under the Securities Act.

Effective May 7, 2013, Petro River Oil Corp. (the “Company”) issued an aggregate of 19,165,061 shares of its common stock, par value $0.001 per share (“Common Stock”) to various accredited investors upon conversion of 17,599 shares of series B preferred stock. The securities were issued in a transaction pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

Effective May 7, 2013, the Company issued an aggregate of 26,241,392 shares of its Common Stock to various accredited investors upon conversion of $3,198,428.37 principal face amount of convertible debentures issued July 30, 2010, together with accrued interest and expenses. The securities were issued in a transaction pursuant to Regulation D under the Securities Act.

Effective May 7, 2013, the Company issued an aggregate of 25,577,986 shares of its Common Stock to various accredited investors upon conversion of $2,375,000 principal face amount of convertible notes issued July 30, 2010, together with accrued interest and expenses. The securities were issued in a transaction pursuant to Regulation D under the Securities Act.

Effective May 7, 2013, the Company issued an aggregate of 45,480,165 shares of its Common Stock to various accredited investors upon conversion of $4,600,000 principal face amount of convertible notes issued December 28, 2010, January 31, 2011 and March 7, 2011, together with accrued interest. The securities were issued in a transaction pursuant to Regulation D under the Securities Act.

As of May 7, 2013, upon the issuance of the shares described above, the Company has 737,317,748 shares of its Common Stock that are deemed issued and outstanding.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETRO RIVER OIL CORP.

Date: May 10, 2013	By:	/s/ SCOT COHEN
Scot Cohen
Executive Chairman

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